UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

ARKADOS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

211 Warren Street, Suite 320

Newark, New Jersey 07103

(Address of Principal Executive Offices)

(862) 393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2014, our wholly-owned subsidiary, Arkados, Inc. entered into a Master Agreement to license our Process and Event Management System (“PEMS-SF”™) with Tatung Co. The Agreement is filed as an exhibit to this report.

Arkados’ Process and Event Management System for Smart Factory is intended to improve efficiency of a factory by Arkados’ software solutions residing in the factory’s computer systems and in the Arkados’ cloud computing platform. It is designed to comprise several separate but eventually interconnected subsystems, including the PEMS-SF principal software installed on a local server as the foundation component, and modules for production testing (PTS), logistic material tracking (MTS), environment management (EMS), video analytics (VAS), quality reporting (QRS) and others (as may be developed by Arkados). Taken together, these subsystems of PEMS-SF are referred to as our PEMS-SF Production Test Suite.

Each separate subsystem will comprise a separate schedule to the Master Agreement and will include technical specifications, proprietary pricing for that subsystem, hardware requirements and other specifications necessary for the operation of that subsystem.

The licensing attendant to each subsystem is generally worldwide, non-exclusive, non-transferable and perpetual, however, it may vary slightly depending on the relative needs of the customer and our interest in protecting intellectual property while allowing scalability and efficient use by customers in their manufacturing business.

The basic fee generation structure of the Agreement allows for (1) an upfront and annual licensing fee to acquire the subsystem measured by the number of PEMS-SF enable stations or subsystems installed, (2) separate fees of up to 10% of the software fees for software updates, maintenance and technical support , on-going service fee based on units of products manufactured utilizing PEMS-SF; and 4) a royalty fee for some products with firmware containing software intellectual property owned by Arkados that may be charged on a per device basis.

The Master Agreement has a year-to-year term but can be terminated by either party upon sixty (60) days’ advance written notice. Upon termination or expiration of this agreement, we are not required to provide any continuing or ongoing processing of data or other services that, pursuant to a sub-agreement, are discontinued upon termination, however, the customer shall retain any perpetual rights granted in a sub-agreement or schedule. The term of any sub-agreements is concomitant and co-terminus with the Master Agreement term.

As of July 10, 2014, we executed definitive agreements for two of our subsytems of PEMS-SF that are anticipated to generate potential near and long-term revenue for the Company: (1) Local Server and (2) Test stations. There is no guarantee of long-term revenue, however, as this is first rollout of the PEMS-SF system.

2

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

99.1	Process and Event Management Master Agreement dated July 10, 2014 between Arkados, Inc. and Tatung Co.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: July 16, 2014	By:	/s/ Terrence DeFranco
Terrence DeFranco
Chief Executive Officer

4